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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference and to the use in this Amendment No. 1 to Registration Statement No. 33-52957 of GFC Financial Corporation on Form S-3 of our reports dated March 4, 1994, appearing in the Annual Report on Form 10-K/A of GFC Financial Corporation for the year ended December 31, 1993 and appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE

Phoenix, Arizona

April 18, 1994